 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-266384
PROSPECTUS
iSpecimen Inc.
2,598,473 Shares of Common Stock
This prospectus relates to the resale by the selling stockholders named herein, or their respective transferees, pledgees, donees or other successors-in-interest, from time to time, of up to an aggregate of 2,598,473 shares of common stock, par value $0.0001 per share, of iSpecimen Inc. held by selling stockholders ( the “Securities”). The holders of the Securities are each referred to herein as a “Selling Stockholder” and collectively as the “Selling Stockholders.” We are registering the Securities on behalf of the Selling Stockholders, to be offered and sold from time to time, to satisfy certain registration rights that we have granted to the Selling Stockholders.
The Selling Stockholders may resell or dispose of the Securities, or interests therein, at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through underwriters, broker-dealers, agents, or through any other means described under the heading “Plan of Distribution” beginning on page 14 of this prospectus. The Selling Stockholders will each bear their respective commissions and discounts, if any, attributable to the sale or disposition of the Securities, or interests therein, held by such Selling Stockholder. We will bear all costs, expenses and fees in connection with the registration of the Securities. We will not receive any of the proceeds from the sale of the Securities by the Selling Stockholders.
Our common stock is listed on the Nasdaq Capital Market under the symbol “ISPC.” On July 26, 2022, the last reported sale price of our common stock on the Nasdaq Capital Market was $2.29 per share.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 7 of this prospectus, contained in the applicable prospectus supplement and in any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus or any prospectus supplement before making a decision to purchase our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 5, 2022.

You should rely only on the information we have provided or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or in any prospectus supplement.
This prospectus and any prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.
You should assume that the information contained in this prospectus and in any prospectus supplement is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospective supplement or any sale of securities.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that iSpecimen Inc. (“we,” “us,” “iSpecimen,” or the “Company”) filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. By using a shelf registration statement, the selling stockholders (the “Selling Stockholders”) may sell up to 2,598,473 shares of our common stock (the “Securities”) from time to time in one or more offerings as described in this prospectus. We will not receive any proceeds from the sale by the Selling Stockholders of the Securities offered pursuant to this prospectus.
We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to the offering. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus with respect to the offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any Securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” beginning on page 16 and “Incorporation of Certain Information by Reference” beginning on page 17.
Neither we, nor the Selling Stockholders, have authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Stockholders take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. We and the Selling Stockholders will not make an offer to sell these Securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any post-effective amendment or any prospectus supplement may contain or incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be incorporated by reference in this prospectus, any post-effective amendment or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” incorporated by reference in this prospectus, any post-effective amendment and any applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.
When we refer to “you,” we mean the potential purchasers of the Securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement and the documents we have filed or will file with the SEC that are or will be incorporated by reference into this prospectus and any accompanying prospectus supplement may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve risks and uncertainties. Any statements contained, or incorporated by reference, in this prospectus and any accompanying prospectus that are not statements of historical fact may be forward-looking statements. When we use the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” and other similar terms and phrases, including references to assumptions, we are identifying forward-looking statements. Forward-looking statements involve risks and uncertainties which may cause our actual results, performance, or achievements to be materially different from those expressed or implied by forward-looking statements.
Our forward-looking statements reflect our current expectations about our future results, performance, liquidity, financial condition, prospects, and opportunities, and are based upon information currently available to us, our interpretation of what we believe to be significant factors affecting our business and many assumptions regarding future events. Actual results, performance, liquidity, financial condition, prospects, and opportunities could differ materially from those expressed in, or implied by, our forward-looking statements. This could occur as a result of various risks and uncertainties, including the following:
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our ability to obtain new customers and keep existing customers;

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development of our technology to adequately keep pace to support expansion of our existing line of business or our entry into new lines of businesses;

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market adoption rate of our marketplace technology;

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our ability to continue to expand outside of the United States in compliance with local laws and regulations;

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our business model generally;

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acceptance of the products and services that we market;

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the viability of our current intellectual property;

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government regulations and our ability to comply with government regulations;

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our ability to retain key employees;

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adverse changes in general market conditions for biospecimens;

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our ability to generate cash flow and profitability and continue as a going concern;

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our future financing plans;

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our ability to adapt to changes in market conditions (including as a result of the COVID-19 pandemic) which could impair our operations and financial performance; and

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other factors.

In light of these risks and uncertainties, and others discussed in this prospectus, there can be no assurance that any matters covered by our forward-looking statements will develop as predicted, expected or implied. Readers should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason. We advise you to carefully review the reports and documents we file from time to time with the SEC.

OUR COMPANY
Overview
iSpecimen is a technology-driven company founded to address a critical challenge: how to connect life science researchers who need human biofluids, tissues, and living cells (“biospecimens”) for their research, with the billions of biospecimens available (but not easily accessible) in healthcare provider organizations worldwide. Our ground-breaking iSpecimen Marketplace platform was designed to solve this problem and transform the biospecimen procurement process to accelerate medical discovery.
The iSpecimen Marketplace brings new capabilities to a highly fragmented and inefficient biospecimen procurement market. Our technology consolidates the biospecimen buying experience in a single, online marketplace that brings together healthcare providers who have biospecimens and researchers across industry, academia, and government institutions who need them. We are seeking to transform the world of biospecimen procurement much like the way travel websites changed the consumer buying process for flights, hotels, and rental cars.
The iSpecimen Marketplace Solution
The iSpecimen Marketplace offers single-source access to millions of human biospecimens and patients across a diverse network of specimen providers quickly and compliantly, saving researchers time and money in their specimen procurement process while making it easier and more efficient for providers to get their specimens in the hands of researchers who need them. Our iSpecimen Marketplace technology makes it as easy to find specimens for research as it is to find flights on a travel website. We have adopted many of the same ease-of-use characteristics of these business-to-consumer, or B2C, marketplaces, from simple guided searches to the ability to refine search criteria with sliders and checkboxes, to the ability to add chosen items to a cart in order to purchase them, to online order management. Our two-sided marketplace platform makes it easy for researchers and healthcare providers to connect and transact, introducing efficiencies into what is otherwise a very time-consuming and manual process.
Our iSpecimen Marketplace technology is groundbreaking in the human biospecimen procurement space. In a world where there are thousands of biospecimen providers who typically rely upon e-mail and spreadsheets to communicate with customers to manage the bioprocurement process, our iSpecimen Marketplace offers a more efficient user experience to life science researchers who are looking for better ways to access research subjects, specimens, and data, and to healthcare provider organizations, who are looking to realize their missions of supporting research while augmenting their bottom line.
Our Technology
Technology Components
The iSpecimen Marketplace technology is comprised of four major functional areas: search; workflow; data; and administration and reporting. We continue to invest in the evolution of these areas to improve customer and supplier engagement with the platform; provide operational efficiencies for our suppliers, our customers, and our internal operations; and increase the liquidity of products and services obtained through the platform. Our core business objective is to retain and grow both researcher and supplier usage of our platform to support biospecimen procurement, as well as to position our Company to explore other adjacent business opportunities that can benefit from the use of the iSpecimen Marketplace.
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Search.   The primary purpose of the iSpecimen Marketplace is to matchmake between those with access to subjects, specimens, and data, and those with a need for them to power their research. By entering subject and sample selection requests through the iSpecimen Marketplace, researchers can instantly search across the available medical records of large populations within iSpecimen’s healthcare provider network to create customized patient and specimen cohorts. Researchers can specify their criteria and either refine and review results to select specific specimens instantly, or they can request that iSpecimen find patients, specimens, and associated data to satisfy their needs when specimens do not currently exist in our network. Using our own proprietary algorithms, we enable researchers to explore both biospecimens that are currently available and view projections of those that are likely to become available in the future based on historic statistical analysis of data. This allows researchers to quickly and easily determine how we can fulfill their requirements, which is especially useful for project planning and budgeting.
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Workflow.   Our workflow engine supports the unique bioprocurement workflows of our suppliers, customers, and internal iSpecimen operations users. For our suppliers, our ability to easily integrate into their environments and automate key parts of their bioprocurement workflow enables us to maintain a level of engagement and responsiveness necessary to successfully deliver on specimen requests from our research customers. We make it easy for suppliers to list their specimens in our iSpecimen Marketplace by receiving their data in the most commonly used data transmission formats for healthcare data, such as HL7 feeds (a healthcare data interchange standard), JSON files (a standard data interchange format), and CSV files (a comma separated values file used for tabular data), and then by harmonizing this data into standard terminology sets that allows their specimens to be searchable by our research customers. We provide these onboarding services at no charge to our supply partners. Additionally, our iSpecimen Marketplace technology enables suppliers to track and manage all of their specimen requests from feasibility assessment through the ordering and fulfillment process in a single web application, thereby streamlining their bioprocurement workflow. Because the work that we do with our suppliers is often a secondary concern to their primary mission of providing patient care, we believe that seamlessly integrating into their workflow is critical to its use and ongoing success.

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Data.   We power search and orchestrate the procurement workflow through our ability to acquire, ingest, generate, and use big data from our healthcare provider partners. Working with a global, centralized set of healthcare providers, we receive this data in a variety of different formats and quality levels. We de-identify, normalize, and harmonize our supplier network’s data for usage in our iSpecimen Marketplace, ensuring the highest level of patient privacy and compliance with HIPAA and other applicable regulations that govern the research use of patient specimens and data.

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Administrative, Compliance, and Reporting.   Administration, compliance, and reporting functions are critical components to enable users to properly evaluate and manage the bioprocurement process. Our administrative capabilities include functions such as user management to assign users and roles and password management to ensure passwords are updated regularly, among other capabilities. Compliance management includes manual and technology-based processes that allow iSpecimen to track and manage unique regulatory and legal requirements across customers and suppliers (such as consent requirements versus consents granted, required specimen and data uses versus allowable specimen and data uses, resale or distribution requirements versus resale or distribution rights) to make sure that customer requirements and supplier requirements match before transferring specimens and data. Additionally, we conduct regular audits of supply sites capabilities and confirm that supply sites have Institutional Review Board (or equivalent) protocols in place where required by law. Our reporting tools turn operational data into useful information by enabling users to view operational data in tables and other visualizations. Together, they help manage and streamline administration, compliance, and operational functions.

Technology Development
The iSpecimen Marketplace software was developed over nine years with more than 80 staff years invested in research and development. It comprises an orchestration of software as a service, or SaaS, solutions, commercial and open-source components, and custom developed software deployed in the cloud on a third-party hosting platform built and maintained through a combination of full-time staff and outsourced partners. The team uses agile practices to develop and improve the platform. We continue to enhance and improve the performance, functionality, and reliability of the iSpecimen Marketplace platform based on a user-informed roadmap that is actively updated based on internal and external feedback aligned with our goals.
The iSpecimen Marketplace relies on third parties for certain technology to support development, delivery, and operations of the platform including product management, software development, cloud hosting, data processing, content mapping, and security services. iSpecimen uses software (including source code) and other materials that are distributed under a “free,” “open source,” or similar licensing model, including software distributed under the Apache License, Version 2.0, The MIT License, Mozilla Public License 2.0 (MPL-2.0), GNU General Public License version 2, GNU Lesser General Public License version 2.1, Eclipse Public License 1.0 (EPL-1.0), Common Development and Distribution License 1.0. In addition, iSpecimen uses software and services from commercial providers. We do not believe any of them are not generally commercially available to us from other parties. iSpecimen does not have any technology licensing contracts signed within the last two years upon which our business is substantially dependent. We continue to evaluate partners whose capabilities can help us deliver our iSpecimen Marketplace solution in areas such as functionality, efficiency, and security and expect to continue to leverage and consider additional third-party capabilities in our ongoing Marketplace development.
Our Competitive Advantages
When successfully implemented, online marketplaces are a highly efficient supply chain that offer many advantages to both suppliers and customers, including lower costs, reduced procurement timeframes, increased revenue (for suppliers), increased access to a large and growing supply network (for customers), and reduced risks. While our iSpecimen Marketplace is driving these benefits now, we believe they will become even more apparent when the iSpecimen Marketplace achieves greater scale by the end of 2022, when we expect to have capabilities such as more direct support for our prospective collections, deeper search and workflow capabilities, and direct pricing availability in the platform.
Corporate Information
Our corporate headquarters are located at 450 Bedford Street, Lexington, MA 02420, and our telephone number is (781) 301-6700. Our website is www.ispecimen.com. The information found on our website is not part of this prospectus.

THE OFFERING
Securities:
Up to an aggregate of 2,598,473 shares of our common stock, par value $0.0001 per share, held by the Selling Stockholders (the “Securities”).
Terms of the offering:
The Selling Stockholders will each determine when and how they will sell the securities offered in this prospectus, as described in the “Plan of Distribution.”
Shares of Common Stock outstanding after completion of this offering:
8,874,723 shares(1)
Use of Proceeds:
We will not receive any proceeds from the sale of the common stock by the Selling Stockholders.
Nasdaq Symbol:
ISPC
Risk Factors:
An investment in our company is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

(1)
The number of shares of our common stock outstanding after this offering is based on 8,874,723 shares of common stock outstanding as of July 28, 2022, and excludes (a) outstanding stock options to purchase 171,154 shares of common stock at a weighted average exercise price of $3.50 per share; (b) outstanding restricted stock units of 370,243 shares issuable upon vesting; and (c) outstanding warrants to purchase 1,415,000 shares of common stock at a weighted average exercise price of $12.77 per share.

RISK FACTORS
We have included discussions of the risks, uncertainties and assumptions under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K for the year ended December 31, 2021, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, which risk factors are incorporated by reference into this prospectus. See “Where You Can Find More Information” beginning on page 16 for an explanation of how to get a copy of these reports. Additional risks related to our securities may also be described in a prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you.
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in any prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you or in any report incorporated by reference into this prospectus or such prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2021, and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, that are incorporated by reference into this prospectus or such prospectus supplement after the date of this prospectus. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.
Please also carefully read the section above entitled “Cautionary Note Regarding Forward-Looking Statements” beginning on page 2.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of the Securities by the Selling Stockholders pursuant to this prospectus. The Selling Stockholders will pay any agent’s commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses that they incur in disposing of the shares of common stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus and any prospectus supplement. These may include, without limitation, all registration and filing fees, SEC filing fees and expenses of compliance with state securities or “blue sky” laws.

SELLING STOCKHOLDERS
We have prepared this prospectus to allow the Selling Stockholders or their pledgees, donees, transferees or other successors in interest, to sell or otherwise dispose of, from time to time, up to 2,598,473 shares of our common stock.
We are registering the above-referenced Securities to permit the Selling Stockholders and their donees, pledgees, transferees or other successors in interest that receive Securities after the date of this prospectus to resell or otherwise dispose of the Securities in the manner contemplated under “Plan of Distribution” below.
In connection with certain registration rights that we granted to the Selling Stockholders pursuant to (i) the Series A Preferred Stock Subscription Agreement, dated as of July 10, 2012, between the Company and the investors parties thereto (the “Series A Preferred Agreement”) and (ii) the Investors’ Rights Agreement dated as of August 22, 2014, between the Company and the investors parties thereto (the “Investors’ Rights Agreements”) and (ii) , we filed with the SEC a registration statement on Form S-3, of which this prospectus forms a part, with respect to the resale or other disposition of the Securities offered by this prospectus from time to time on Nasdaq, in privately negotiated transactions or otherwise.
The following table sets forth the names of each of the Selling Stockholders and the aggregate number of Securities that the Selling Stockholders may offer and sell pursuant to this prospectus, as well as other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of common stock of the Company held by the Selling Stockholder.
The Selling Stockholders may sell some, all or none of the Securities. We do not know how long the Selling Stockholders will hold the Securities before selling them, and we currently have no agreements, arrangements or understandings with any Selling Stockholders regarding the sale or other disposition of any of the Securities. The Securities may be offered and sold from time to time by the Selling Stockholders pursuant to this prospectus. The information below assumes the offer and sale of all Securities beneficially owned by the Selling Stockholders and available for sale under this prospectus and assumes no further acquisitions or dispositions of Securities by the Selling Stockholders. The information set forth below is based upon information obtained from the Selling Stockholders. The percentages of shares owned after the offering are based on 8,874,723 shares of common stock outstanding as of July 28, 2022.
	NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED PRIOR TO OFFERING	MAXIMUM NUMBER OF SHARES OF COMMON STOCK TO BE SOLD PURSUANT TO THIS PROSPECTUS	SHARES BENEFICIALLY OWNED AFTER THE OFFERING
SELLING STOCKHOLDER			NUMBER OF SHARES OF COMMON STOCK	PERCENTAGE
Andrew L. Ross	1,321,531(1)	1,314,524	7,007	*
Christopher Ianelli	443,588(2)	343,357	100,231	1.13%
Jill Mullan	264,455(3)	84,626	179,829	2.01%
OBF Investments, LLC	841,981	841,981	—	—
Andrew L. Ross 2013 Irrevocable Trust	13,985	13,985	—	—

*
Less than 1%

(1)
Includes options exercisable by Mr. Ross to purchase up to 4,507 shares of common stock at an exercise price of $8.00 per share. Does not include options exercisable by Mr. Ross, which are not exercisable by Mr. Ross within 60 days of July 28, 2022, to purchase up to 9,018 shares of common stock at an exercise price of $8.00 per share.

(2)
Includes options exercisable by Mr. Ianelli to purchase up to 845 shares of common stock at an exercise price of $1.00 per share. Does not include options exercisable by Mr. Ianelli, which are not exercisable by Mr. Ianelli within 60 days of July 28, 2022, to purchase up to 564 shares of common stock at an exercise price of $1.00 per share.
(3)
Includes options exercisable by Ms. Mullan to purchase up to 67,482 shares of common stock at an exercise price of $1.00 per share. Does not include options exercisable by Ms. Mullan, which are not exercisable by Ms. Mullan within 60 days of July 28, 2022, to purchase up to 564 shares of common stock at an exercise price of $1.00 per share.

Relationship with the Selling Stockholders
Except for the ownership of the Securities, and as disclosed herein, and otherwise provided below, none of the Selling Stockholders have had any material relationship with us within the past three years.
Directors, Executive Officers, Principal Stockholder, or Immediate Family Member
The following Selling Stockholders are directors, executive officers, holders of more than 5% of our capital stock, or an immediate family member of any of the foregoing, as of July 28, 2022.
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Andrew L. Ross, chairman of our board of directors and a principal stockholder.

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Christopher Ianelli, our Chief Executive Officer and a director.

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Jill Mullan, our Chief Operating Officer, Secretary, and a director.

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OBF Investments, LLC, a principal stockholder.

Registration Rights Agreement
Pursuant to the Series A Preferred Agreement and the Investors’ Rights Agreement we agreed to prepare and file with the SEC a registration statement on Form S-3 for the resale of the shares issuable upon the exercise of shares of Series A Preferred Stock Series A-1 Preferred Stock and Series B Preferred Stock issued to the Selling Stockholders and, subject to certain exceptions, use reasonable best efforts to keep the registration statement of which this prospectus forms a part effective under the Securities Act until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.
We have also agreed, among other things, to indemnify the Selling Stockholders, their officers, directors, members, partners, brokers, investment advisors, employees, agents, successors and assigns, and each other person, if any, who controls such Selling Stockholders, and their officers, directors, members, shareholders, partners, agents and employees, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses incurred by us in connection with the registration of the Securities held by the Selling Stockholders.

DESCRIPTION OF CAPITAL STOCK
General
The following description of the material provisions of our capital stock does not purport to be complete and is based on and qualified by our Fourth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and our Second Amended and Restated Bylaws (“Bylaws”), each of which is incorporated by reference as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The summary below is also qualified by reference to provisions of the Delaware General Corporation Law (“DGCL”).
Our authorized capital stock consists of 250,000,000 shares, consisting of 200,000,000 shares of common stock, $0.0001 par value per share, and 50,000,000 shares of preferred stock, $0.0001 par value per share. As of July 28, 2022, our outstanding capital stock consisted of 8,874,723 shares of common stock, and no shares of preferred stock. These figures do not include securities that may be issued upon exercise or vesting of our outstanding derivative securities including our warrants and our awards of options and restricted stock units under our equity incentive plans.
Common Stock
Authorization; Outstanding Shares.   We are authorized to issue 200,000,000 shares of common stock, par value $0.0001 per share, of which 8,905,723 shares were issued and 8,874,723 shares were outstanding as of July 28, 2022. We may amend from time to time our Certificate of Incorporation to increase the number of authorized shares of common stock. Any such amendment would require the approval of the holders of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote.
Voting Rights.   Holders of our common stock are entitled to one (1) vote for each share on all matters submitted to a stockholder vote. The common stock does not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders.
Dividends.   Subject to limitations under Delaware law and the rights of holders of any class of stock having preference over our common stock, holders of our common stock are entitled to share in all dividends that our board of directors, in its discretion, declares from legally available funds.
Liquidation; Dissolution.   In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.
Other Rights and Restrictions.   Our common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions or sinking fund provisions applicable to the common stock.
Listing.   Our common stock is listed on the Nasdaq Capital Market under the symbol “ISPC.”
Preferred Stock
Our board of directors has the authority by resolution to authorize the issuance, from time to time, of up to an aggregate of 50,000,000 shares of preferred stock in one or more series, and to fix the designations, preferences, rights, qualifications, limitations and restrictions thereof or thereon, without any further vote or action by the stockholders. No shares of preferred stock were outstanding as of July 28, 2022. We may reissue shares of preferred stock that are redeemed, purchased, or otherwise acquired by us unless otherwise provided by law. Our board of directors is authorized to fix or alter the designations, powers and preferences, and relative, participating, optional or otherwise rights if any, and qualifications, limitations or restrictions thereof, including, without limitation:
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the designation of the series;

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the number of shares of the series;

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the dividend rate or rates on the shares of that series, whether dividends will be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

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whether the series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as our board of directors shall determine;

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whether or not the shares of that series shall be redeemable, in whole or in part, at the option of the Company or the holder thereof, and if made subject to such redemption, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemptions, which amount may vary under different conditions and at different redemption rates;

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the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

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the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Company, and the relative rights of priority, if any, of payment of shares of that series;

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the restrictions, if any, on the issue or reissue of any additional preferred stock; and

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any other relative rights, preferences, and limitations of that series.

Warrants
As of July 28, 2022, we had warrants outstanding exercisable for up to 1,415,000 shares of common stock at a weighted average exercise price of $12.77 per share.
Provisions of our Certificate of Incorporation and Bylaws that May Have an Anti-Takeover Effect
Provisions of our Certificate of Incorporation and Bylaws could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.
Vacancies.   Newly created directorships resulting from any increase in the number of directors and any vacancies on our board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled by a majority of the remaining directors on the board.
Bylaws.    Our Certificate of incorporation and Bylaws authorize our board of directors to adopt, repeal, rescind, alter or amend our Bylaws without stockholder approval.
Removal.   Except as otherwise provided, a director may be removed from office only by the affirmative vote of the holders of not less than a majority of the voting power of the issued and outstanding stock entitled to vote.
Calling of Special Meetings of Stockholders.   Our Bylaws provide that special meetings of stockholders for any purpose or purposes may be called at any time only by our board of directors or by our secretary following receipt of one or more written demands from stockholders of record who own, in the aggregate, at least 15% the voting power of our outstanding stock then entitled to vote on the matter or matters to be brought before the proposed special meeting.
Cumulative Voting.   Our Certificate of Incorporation does not provide for cumulative voting in the election of directors, which would allow holders of less than a majority of the stock to elect some directors.

Staggered Board.   Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. As a result, only a minority of our board of directors will be considered for election at every annual meeting of stockholders, which may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.
Effects of Authorized but Unissued Stock
One of the effects of the existence of authorized but unissued common stock and undesignated preferred stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by our board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting bloc in institutional or other hands that might undertake to support the position of our incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.
In addition, our Certificate of Incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring, or preventing a change in control of our company.
Transfer Agent
The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust. The transfer agent and registrar’s address is 1 State Street, 30th Floor, New York, NY 10004 and its telephone number is (212)509-4000.
Listing
Our common stock is currently listed on the Nasdaq Capital Market under the symbol “ISPC.”

PLAN OF DISTRIBUTION
The Selling Stockholders, including their pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of the Securities by this prospectus. We will not receive any of the proceeds from the sale of the Securities covered by this prospectus by the Selling Stockholders. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. We will bear all fees and expenses incident to our obligation to register the Securities covered by this prospectus.
The Selling Stockholders may each sell all or a portion of the Securities beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Securities are sold through underwriters or broker-dealers, the Selling Stockholders will each be responsible for underwriting discounts or commissions or agent’s commissions in connection with the Securities held by such Selling Stockholders. The Securities may be sold on any national securities exchange or quotation service on which the Securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at privately negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.
The Selling Stockholders may use any one or more of the following methods when disposing of Securities or interests therein:
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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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block trades in which the broker-dealer will attempt to sell the Securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an over-the-counter distribution;

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an exchange distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions;

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short sales effected after the effective date of the registration statement of which this prospectus is a part;

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through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

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through trading plans entered into by the Selling Stockholders pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

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through firm-commitment underwritten public offerings;

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a combination of any such methods of sale; or

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any other method permitted pursuant to applicable law.

The Selling Stockholders may each, from time to time, pledge or grant a security interest in some or all of the Securities owned and, if any Selling Stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Securities, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of the Selling Stockholders to include the pledgee, transferee, or other successors in interest as the Selling Stockholders under this prospectus. The Selling Stockholders also may transfer the Securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the beneficial owners for purposes of this prospectus.

In connection with the sale of Securities, or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Securities in the course of hedging the positions it assumes. The Selling Stockholders may also sell Securities short and deliver the Securities to close out any such short positions, or loan or pledge the Securities to broker-dealers that in turn may sell these Securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Securities offered by this prospectus, which Securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. If the Selling Stockholders effect certain transactions by selling Securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from such Selling Stockholders or commissions from purchasers of the Securities for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable rules of the Financial Industry Regulatory Authority, or Financial Industry Regulatory Authority (“FINRA”), and in the case of a principal transaction, a markup or markdown in compliance with applicable FINRA rules.
The aggregate proceeds to the Selling Stockholders from the sale of the Securities offered will be the purchase price of the Securities less discounts or commissions, if any. The Selling Stockholders reserve the right to accept and, together with their respective agents from time to time, to reject, in whole or in part, any proposed purchase of Securities to be made directly or through agents. The Selling Stockholders also may resell all or a portion of the Securities in open market transactions in reliance upon Rule 144 under the Securities Act, rather than under this prospectus, provided that each meets the criteria and conforms to the requirements of that rule.
The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Securities, or interests therein, may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Securities may be underwriting discounts and commissions under the Securities Act. The Selling Stockholders are subject to the prospectus delivery requirements of the Securities Act.
To the extent required pursuant to Rule 424(b) under the Securities Act, the Securities to be sold, the names of the Selling Stockholders, the purchase price and public offering price, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the Securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Securities may not be sold unless they have been registered or qualified for sale, or an exemption from registration or qualification requirements is available and the Selling Stockholder complies with such exemption’s requirements.
The Selling Stockholders and any other person participating in a sale of the Securities registered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Securities by the Selling Stockholders and any other participating person.
All of the foregoing may affect the marketability of the Securities and the ability of any person or entity to engage in market-making activities with respect to the Securities. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the Securities against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, NY. The legality of the securities for any underwriters, dealers or agents will be passed upon by counsel as may be specified in the applicable prospectus supplement.
EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of Wolf & Company, P.C., an independent registered public accounting firm, given on the authority of said firm as expert in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. We maintain a website at http://www.ispecimen.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part of the information or documents listed below that we have filed with the SEC (Commission File No. 001-40501):
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Our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 22, 2022;

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Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, as filed with the SEC on May 10, 2022;

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Our Current Reports on Form 8-K filed with the SEC on March 7, 2022, April 29, 2022, May 26, 2022 and June 21, 2022; and

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The description of our common stock set forth in our Registration Statement on Form 8-A filed with the SEC on June 14, 2021, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 22, 2022.

In addition, all documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and before the termination or completion of this offering of the Securities shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Exchange Act.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit thereto, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.
Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference the exhibit in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from:
iSpecimen Inc.
450 Bedford Street
Lexington, MA 02420
Attention: Corporate Secretary
Telephone: (781) 301-6700
Information about us is also available at our website at www.ispecimen.com. However, the information on our website is not a part of this prospectus and is not incorporated by reference.

ISPECIMEN INC.
2,598,473 Shares of Common Stock

Prospectus

The date of this Prospectus is August 5, 2022